Exhibit 16.1

 April 24, 2012

Mr. George Yu, President and CEO

Sitoa Global, Inc.

2225 East Bayshore Road

Suite 200

Palo Alto, CA 94303

Dear Mr. Yu,

This is to confirm that the client-auditor relationship between Situa Global Inc. (Commission File 000-51815) and Burr Pilger Mayer, Inc. has been ceased.

Very truly yours,

Burr Pilger Mayer, Inc.

Cc: Office of the Chief Accountant

PCAOB Letter Files

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

A C COUNT A N TS & CONSU L T A NTS